Deloitte & Touche
Accountants
Orlyplein 50
1043 DP Amsterdam
P.O. Box 58110
1040 HC Amsterdam
Telephone +31 (20) 5824000
Telefax +31 (20) 5824024



October 1, 2001


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Koninklijke Ahold N.V. on Form S-8 of our report dated March 7, 2001, appearing in the Annual Report on Form 20-F of Koninklijke Ahold N.V. for the year ended December 31, 2000.



/s/Deloitte & Touche Accountants